Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Dunkin’ Brands Group, Inc. of our report dated April 29, 2011 relating to the financial statements of B-R 31 Ice Cream Co. Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

June 7, 2011

PricewaterhouseCoopers Aarata

Sumitomo Fudosan Shiodome Hamarikyu Bldg. 8-21-1 Ginza, Chuo-ku, Tokyo 104-0061, Japan

Tel: +81 (3) 3546 8450, Fax: +81 (3) 3546 8451, www.pwc.com/jp/assurance/